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                                                  EXHIBIT 23




INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Post-Effective Amendment No. 4 to Registration Statement No. 2-92743 of SCANA Corporation on Form S-8, Post-Effective Amendment No. 4 to Registration Statement No. 2-90618 on Form S-8, Post-Effective Amendment No. 1 to Registration Statement No. 33-32107 on Form S-3, Registration Statement No. 33-44317 on Form S-8, Post-Effective Amendment No. 1 to Registration Statement No. 33-43636 on Form S-3, Registration Statement No. 33-49333 on Form S-8, Post Effective Amendment No. 1 to Registration Statement No. 33-55861 on Form S-3, and Registration Statement No. 33-56923 on Form S-8 of our report dated February 6, 1995 appearing in this Annual Report on Form 10-K of SCANA Corporation for the year ended December 31, 1994.





s/Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Columbia, South Carolina
March 10, 1995





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